Exhibit 24.01

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David L. Boehnen, John P. Breedlove and Warren E. Simpson, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for the undersigned and in such person’s name, place and stead, in any and all capacities, to sign SUPERVALU INC.’s Registration Statement on Form S-4, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 10th day of March 2006, by the following persons:

/S/ JEFFREY NODDLE	/S/ EDWIN C. GAGE
Jeffrey Noddle	Edwin C. Gage

/S/ IRWIN COHEN	/S/ GARNETT L. KEITH, JR.
Irwin Cohen	Garnett L. Keith, Jr.

/S/ RONALD E. DALY	/S/ CHARLES M. LILLIS
Ronald E. Daly	Charles M. Lillis

/S/ LAWRENCE A. DEL SANTO	/S/ MARISSA PETERSON
Lawrence A. Del Santo	Marissa Peterson

/S/ SUSAN E. ENGEL	/S/ STEVEN S. ROGERS
Susan E. Engel	Steven S. Rogers

/S/ PHILIP L. FRANCIS
Philip L. Francis